Exhibit 99.1

IMMUCOR, INC.
CODE OF CONDUCT

Introduction

Ethics are important to Immucor and to each member of our management, our employees and our Board of Directors. Immucor is committed to the highest ethical standards and to conducting our business with the highest level of integrity. Our adherence to these standards has been, and will continue to be, integral to our success.

Each of us at Immucor is a part of the company team and critical to our continued success. As such, each of us is responsible for maintaining this level of integrity and for complying with the policies contained in this Code. No one has the authority to make any other employee violate this Code of Conduct, and any attempt to make someone do so is a violation of this Code.

Officers of the company, in particular, set an example for other employees and the company as a whole and it is critical that all officers know, understand, and comply with this Code of Conduct.

This Code outlines the general principles of ethical conduct important to Immucor. It does not address all ethical situations that an individual may face in the course of business. Additionally, there may be circumstances where the laws of other countries may establish requirements that differ from this Code. Immucor employees worldwide are expected to comply with all local laws and regulations at all times.

Immucor, Inc. expects the highest ethical standards from its vendors and suppliers and expects them to know, understand and comply with this Code of Conduct.

If you have a question or concern about what is proper conduct for you or anyone else, please raise these concerns with any of the company’s officers, or follow the procedures outlined below under “Further Questions and Reporting Code Violations.”

To assist you in complying with this Code of Conduct, certain members of management have been designated “Compliance Coordinators.” The Compliance Coordinator for your location is identified below under “Compliance Coordinators.”

Purposes of this Code

This Code is intended to:

o	help you recognize ethical issues and take the appropriate steps to resolve these issues;

o	deter ethical violations;

o	assist you in reporting any unethical or illegal conduct; and

o	reaffirm and promote our commitment to a culture within our company that values honesty and accountability.

Conflicts of Interest

You must avoid any conflict, or the appearance of a conflict, between your personal interests and the interests of Immucor. A conflict exists when your personal interests in any way interfere with the interests of Immucor as a whole, or when you take any action or have any interest that may make it difficult for you to perform your job objectively and effectively. For example, a conflict of interest probably exists if:

o	you cause Immucor to enter into business relationships with you or a member of your family, or invest in companies affiliated with you or a member of your family;

o	you use any nonpublic information about Immucor, our affiliates, our lenders, our customers, or our other business partners for your personal gain, or the gain of a member of your family;

o	you or a family member receive a loan, or guarantee of a loan or other obligation, as a result of your position with Immucor.

You must disclose any conflicts of interest, or any action or relationship that might give rise to a conflict, to Ed Gallup in Norcross, Georgia at 1-678-421-1222. In the event he is involved in the action or relationship giving rise to the conflict of interest, you should disclose the conflict to any other officer, to a member of the Board of Directors or through the anonymous reporting hotline (see below under “Further Questions and Reporting Code Violations”).

Company Opportunities

Each of us has a duty to advance the legitimate interests of Immucor when the opportunity to do so presents itself. Therefore, you may not:

o	take for yourself personally opportunities, including investment opportunities, discovered through the use of your position with Immucor, or through the use of Immucor’s property or information;

o	use Immucor’s property, information, or position for your personal gain or the gain of a family member;

o	compete, or prepare to compete, with Immucor.

Gifts

Other than for modest gifts given or received in the normal course of business (including travel or entertainment), neither you nor your relatives may give gifts to, or receive gifts from, Immucor’s customers or suppliers. Please review the Group Policy on business gifts for limits and rules regarding gifts. Other gifts given to third parties, such as honoraria for speaking engagements, may be given or accepted only with prior approval of a Compliance Coordinator. In no event should you put Immucor or yourself in a position that would be embarrassing if the gift were made public.

Dealing with government employees, particularly non-US officials, is often different than dealing with private persons. Many governmental bodies strictly prohibit the receipt of any gratuities by their employees, including meals and entertainment. You must be aware of and strictly follow these prohibitions. See “Foreign Corrupt Practices Act and Similar Laws” below.

Public Disclosure

Immucor is committed to a policy of full, fair, accurate, timely, and understandable disclosure to shareholders of all material information regarding our business. This policy extends to our filings with the Securities and Exchange Commission (the “SEC”) and to all other public communications. All individuals involved in our SEC reporting process and in preparing and making public communications regarding our business must take all reasonable steps to comply with this policy.

Addressing Mistakes; Business Records

Mistakes should never be covered up, but should be immediately fully disclosed to your supervisor so that they can be corrected. Business records must be kept accurately, honestly, and in accordance with all relevant accounting, recordkeeping, document retention and similar standards. Falsification of any Immucor or third party records is never permitted. See “Foreign Corrupt Practices Act and Similar Laws” below.

Confidentiality

You must not disclose confidential information regarding Immucor, our affiliates, our customers, or our other business partners, unless disclosure is authorized or required by law. Confidential information includes all non-public information that might be harmful to, or useful to the competitors of, Immucor, our affiliates, our customers, or our other business partners. (Also see “Compliance with Applicable Laws, Rules and Regulations – Insider Trading,” below.)

Fair Dealing

You must endeavor to deal fairly with our suppliers, our customers, and any other companies or individuals with whom we do business or come into contact with, including fellow employees of Immucor and Immucor’s competitors. You must not take unfair advantage of these or other parties by means of:

o	manipulation;

o	concealment;

o	abuse of privileged information;

o	misrepresentation of material facts; or

o	any other unfair-dealing practice.

Protection and Proper Use of Company Assets

Immucor’s assets are to be used only for legitimate business purposes. You should protect Immucor’s assets and ensure that they are used efficiently.

Compliance with Applicable Laws, Rules and Regulations

Each of us has a duty to comply with all laws, rules and regulations that apply to our business. In particular, you must comply with all laws, rules and regulations pertaining to:

o	Insider trading. It is against the law to buy or sell Immucor stock using material information that is not available to the public. Individuals who give this “inside” information to others may be liable to the same extent as the individuals who buy or sell while in possession of inside information. You must not buy or sell Immucor stock, or the stock, bonds or other securities of anyone who does business with the company, while in the possession of inside information.

o	“Whistleblower” protections. It is against the law to discharge, demote, suspend, threaten, harass, or discriminate in any manner against an employee who provides information or otherwise assists in investigations or proceedings relating to violations of federal securities laws or other federal laws prohibiting fraud against shareholders. You must not discriminate in any way against an employee who engages in these “whistleblower” activities.

o	Regulatory requirements. Immucor has always conducted and will continue to conduct its business in compliance with all applicable laws and regulations governing manufacture and sale of blood banking products. In particular, you must observe all requirements of the Food and Drug Administration relating to our products and our facilities.

Foreign Corrupt Practices Act and Similar Laws

Immucor is committed to open and fair business conduct worldwide. Conducting our business ethically encompasses compliance with applicable U.S. and non-US laws, including the U.S. Foreign Corrupt Practices Act (the “FCPA”) and other laws aimed to prevent and punish corrupt practices (referred to as the “Law” in the remainder of this section).

Immucor’s employees and agents should understand fully that any actions taken by them on behalf of the company in violation of the Law may create criminal exposure for themselves, the company and, in certain circumstances, our non-US affiliates. Immucor trusts in the integrity of its employees and expects each to comply willingly and completely with the Law and this Code.

Some Laws, including the FCPA, impose a statutory duty on Immucor to maintain accurate books and records and an adequate system of internal accounting controls. All Immucor affiliates, US and non-US, must comply with these record-keeping and controls requirements.

The Policies

You are required to comply with the following policies:

o	You may not offer or give anything of value to an employee of a government entity, a non-US official, a political party official, a political party or a candidate for political office that might be considered a bribe. When in doubt, Immucor requires you to consult with the Compliance Coordinator for your location. See “Compliance Coordinators” below.

o	To the extent permitted by Law, you may make certain permissible payments under the FCPA, but only with the approval of a Compliance Coordinator. Possible permissible payments may include: reasonable gifts, travel expenses and entertainment, political contributions and charitable contributions.

o	The Law prohibits bribes by third parties on behalf of Immucor. In order to deal with this aspect of the Law, you may not enter into any agreement with a third party service provider, such as an attorney, accountant or consultant, or a subcontractor or other third party without obtaining the prior written determination of a Compliance Coordinator that the proposed agreement does not violate this Code.

o	You must make accurate and complete entries in company records and follow company accounting procedures. You may not make any false or misleading entries on company books and records. The Law requires that the company’s records and accounts must accurately reflect all payments, expenses and transactions.

o	Your business record of any payment must be accurate, timely and complete. The record must accurately reflect who received the payment and the purpose of the payment. Therefore, you are expected to give complete and accurate information on all payment requests you submit using an approved company form. Also, if you intend to initiate a payment by means of something other than an approved company form, you must present complete and accurate information concerning such proposed payment to the officer of the company who directly or indirectly supervises your work.

Who is Subject to the FCPA?

Individuals subject to the FCPA and its penalties include:

o	employees and agents of U.S. companies, regardless of nationality;

o	U.S. nationals who are employees or agents of non-US subsidiaries; and

o	non-U.S. employees and agents of non-US subsidiaries who perform actions within the United States or use any of the U.S. interstate facilities, e.g., telephone, fax or e-mail, in furtherance of a bribe.

Companies subject to the FCPA and its penalties include:

o	U.S. companies, for actions taken by their employees or agents either within or outside of the United States and regardless of the nationality of the employee or agent;

o	non-U.S. companies, e.g., non-US subsidiaries of U.S. companies, for actions taken by their employees or agents that occur in the United States or that include the use of interstate facilities, e.g., telephone, fax or e-mail.

Immucor and all of its affiliates, employees and agents worldwide are subject to the FCPA and its penalties.

Payments to Agents

You cannot make a payment to a third party (such as an agent, consultant or intermediary) which you believe might be forwarded to an official or used to benefit or bribe an official. The acts of your agent will be considered your acts and, as well, the acts of the company. To help insure that our agents understand and follow this Policy, you must discuss the hiring or use of any non-US agent with a Compliance Coordinator.

Sanctions and Penalties

In addition to the sanctions that generally apply to violations of this Code (see “Sanctions for Code Violations” below), if you are convicted in the U.S. of making a payment to non-US official which violates the FCPA, you could be imprisoned up to six years and fined US$250,000 or more for each criminal violation. The company could be fined US$2,000,000 or more for each criminal violation. You and the company also could be sued in a civil lawsuit and fined US$10,000 per violation.

If you are convicted in the U.S. of falsifying company books and records or of failing to accurately record a payment in violation of the FCPA, you could be imprisoned up to ten years and/or fined up to US$1,000,000. Similarly, the company could be fined up to US$2,500,000.

Under the FCPA, the company is not permitted to pay your fines and/or penalties.

Also, see “Laws of Non-US Countries” below.

Frequently Asked Questions

What is a non-US official?

As used in this policy, the term “official” includes, without limitation, employees or officers of:

o	governments (including regional and local departments, councils and agencies);

o	enterprises owned or controlled by government, including hospitals and clinics;

o	political parties;

o	public international or local organizations; and

o	candidates for political office.

In addition, anyone acting on behalf of the individuals or entities mentioned above should be treated as an official under these policies.

What payments violate these policies?

Improper payments or things of value are not always obvious. They include, without limitation:

o	excessive entertainment

o	lavish gifts

o	vacation trips or "educational" trips without a sufficient educational component

o	personal loans

o	certain favors

o	kickbacks.

A request for a payment that exceeds the normal or customary fee charged for a service is a “red flag” or warning that such payment might violate these policies. If you become aware of an arrangement that indicates excessive fees have been or will be paid, you are to inform a Compliance Coordinator promptly.

You should not make an improper payment regardless of the benefit to the company. The following are examples of payments to an official which might appear to help the business but which cannot be made because they violate the Law and are not consistent with company values:

o	a payment to influence the award of a government contract

o	a payment to evade or improperly reduce customs duties or taxes

o	a payment to influence an official’s decision to issue a license or permit

o	a payment to a legislator to support preferential legislation

o	a payment to a government inspector to ignore safety regulations

o	a payment to a government official in order for him/her to do his/her duty

o	a contribution to a political party.

What payments can be permitted under these policies?

Certain payments to officials may be permitted under the Law. However, these situations are very limited and may depend on the laws of the country where you are doing business. You should obtain the approval of a Compliance Coordinator before making any payment to an official or to anyone whom you know may forward the payment to an official.

How do I handle gifts and entertainment expenses in non-US countries?

In some non-US countries, you may be expected to make small gifts or offer reasonable entertainment related to the conduct of business. You should be careful when considering such gifts and entertainment for non-US officials. Some non-US governments have specific laws governing gifts to and entertainment of non-US officials; these laws may be even stricter than the FCPA. You must contact your Compliance Coordinator for approval before making a gift or providing entertainment to a non-US official. In general, you should consider providing only a gift valued at less than US$100, and only modest entertainment, to avoid any appearance that you are attempting to influence the non-US official to misuse his or her power. If you entertain or provide a gift to a non-US official, you must also accurately record the expense in company records.

Examples of Situations You May Encounter

o	The brother of a government official in Germany offers to serve as a consultant to assist you in selling reagents to a hospital. You should contact and obtain the written authorization from your Compliance Coordinator before agreeing to hire or to pay anything to the consultant. For such purposes you should also confirm that the consultant has the capacity and experience to perform his responsibilities, is acting independently from his brother and that no payments made by Immucor will end up benefiting the government official. In addition, the Compliance Coordinator will work with Immucor’s lawyers to put together a consulting agreement with the consultant providing the necessary protections for Immucor. Finally, the payment arrangement with the consultant must be approved in advance by the Compliance Coordinator, and properly documented. (Note: such approval will be in addition to the approval of your supervisor, an officer or someone else in the company under other company policies that may apply.)

o	You are responsible for obtaining government approval for sale of a product in Spain. Local regulations require that certain test results be produced before a license can be granted. Immucor has some test results on file, but not those required by the local licensing authority. The local inspector informs you that in return for a small payment he will issue the license without requiring Immucor to produce the required test results. You may not make this payment and should immediately report the incident to a Compliance Coordinator.

o	You are traveling to Japan to meet with a non-US official with the hope of selling instruments. You understand that it is the custom in Japan to exchange gifts when visitors meet a government official for the first time. After obtaining the approval of your Compliance Coordinator, you may bring a small gift, such as an Immucor promotional item, to give to the government official.

o	You are responsible for selling products in France. You would like to bring one or two French officials to Atlanta to tour Immucor facilities and meet with officers of the company to show them our capabilities. After consulting with the Compliance Coordinator, this will likely be determined to be an appropriate business expense. The Compliance Coordinator will work with you and others in the company concerning what will be reasonable travel, lodging and related expenses of the French officials, including whether their spouses may be included.

o	You have plans to sell a new product in Italy. You need to obtain permits under local regulations and have been informed that a particular local attorney is the best attorney to accomplish this task. You should contact the Compliance Coordinator, who will assist you in insuring that no payments made by Immucor to the attorney will be forwarded to any non-US official in violation of these policies. In addition, the Compliance Coordinator will insure that a proper written agreement is drawn up between Immucor and the attorney.

o	You are looking over the company’s records and notice a US$1,000 discrepancy between a consultant’s invoice and the amount Immucor actually paid to the consultant. In addition, while the consultant was hired to perform testing services for the company, the invoice describes the consultant’s services as “marketing.” You should contact the Compliance Coordinator who will assist you in making sure the discrepancies are not the result of deliberately dishonest behavior. In addition, the Compliance Coordinator will insure the discrepancies are corrected.

Laws of Non-US Countries

Other countries have laws similar to the FCPA designed to prevent bribery and corruption. If you encounter a situation outside the US you believe may be covered by the FCPA, it is likely that local laws of the non-US country will also cover that situation. You should always seek the advice of your Compliance Coordinator before you become involved in such a situation, to insure you understand such local laws and avoid sanctions and penalties for the company and yourself.

Further Questions and Reporting Code Violations

Your conduct is essential in upholding this Code and maintaining a culture at Immucor that values honest and ethical behavior. If you have any questions about whether activities will violate this Code, or if you want to report any suspected violations of applicable laws, rules, regulations, or this Code, contact:

o	a Compliance Coordinator, or

o	Ed Gallup in Norcross, Georgia at 1-678-421-1222, or

o	Any other officer of the company, or

o	any member of the Board of Directors, using the email link on the company's website under "About Us - Corporate Governance," or o the 24 hour a day, seven day a week anonymous hotline at 1-888-883-1499 (calls from US) or 1-203-557-8604 (calls from outside US).

Retaliation or retribution for reporting suspected violations is strictly prohibited by this Code and will be punished.

Waivers of this Code

Any waiver of this Code may be made only by the Board of Directors or a committee of the Board. Any waiver of this Code for an executive officer or member of our Board of Directors must be promptly disclosed to shareholders in accordance with SEC rules.

Sanctions for Code Violations

All violations of this Code will result in appropriate corrective action, up to and including dismissal. If the violation involves potentially criminal activity, the individual or individuals in question will be reported, as warranted, to the appropriate authorities. Also, see “Foreign Corrupt Practices Act and Similar Laws” above for an explanation of penalties that apply under the FCPA.

No Excuse for Code Violations

A failure to comply with this Code or applicable law will not be excused because of any of the following:

o	A supervisor directed you to commit the act in question; or

o	Competitors or others in Immucor's industry act in a similar manner; or

o	You misinterpreted this Code or applicable law without seeking the advice of a Compliance Coordinator, Ed Gallup, or another officer of the company.

Compliance Coordinators

To help you comply with this Code, if you have any questions or need more information, or if you believe you have observed any potential violation of this Code, you should contact the Compliance Coordinator for your location, who is:

North America	Compliance Coordinator	Telephone Number
Dartmouth	Patrick Waddy	678.418.4759
Houston	Patrick Waddy	678.418.4759
Atlanta	Patrick Waddy	678.418.4759

Europe	Compliance Coordinator	Telephone Number
Benelux	Nicolas Matsas	+32.71373795
Italy	Michele Paloschi	+39 0257604555
Germany	Ursula Klein	+49.6074842051
Portugal	Annabella de Jesus L. Rodrigues	+351.213010486
Spain	Samir Belahnech	+34.935824383

If your Compliance Coordinator is not available, please contact a Compliance Coordinator at another location, or call Ed Gallup in Norcross, Georgia at 1-678-421-1222. If you are uncomfortable talking to one of these people, please follow the steps outlined above in the Section on “Further Questions and Reporting Code Violations.”

Conclusion

Each of us is the guardian of Immucor’s ethical standards and good reputation. While there are no universal rules, when in doubt ask yourself:

o	Will my actions be ethical and fully comply with the law and with Immucor's policies?

o	Will my actions appear to be improper in any way?

o	Will my actions be questioned by my supervisors, associates, customers, family, shareholders or the general public?

If you are uncomfortable with your answer to any of the above, you should not take the contemplated actions without first discussing them with a Compliance Coordinator or other person identified above.